As filed with the Securities and Exchange Commission on January 30, 2004

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                        --------------------------------
                              SYNERGX SYSTEMS INC.
                             (f/k/a FIRETECTOR INC.)
             (Exact name of registrant as specified in its charter)

         Delaware                                   11-2941299
 (State or other jurisdiction of        (I.R.S. Employer Identification
incorporation or organization)                       Number)
                         ------------------------------
                               209 Lafayette Drive
                                Syosset, NY 11791
                                 (516) 433-4700
                    (Address of Principal Executive Office)

                      1997 Non-Qualified Stock Option Plan
                   ---------------------------------------------
                            (Full Title of the Plan)

                                JOHN A. POSERINA
                            CHIEF FINANCIAL OFFICER
                               209 Lafayette Drive
                                Syosset, NY 11791
                                 (516) 433-4700

               (Name, Address, including zip code, and telephone,
                   including area code, of Agent for Service)

                       Copies to: DENNIS P. McCONNELL, ESQ.
                          DOLGENOS NEWMAN & CRONIN LLP
                            NEW YORK, NEW YORK 10012
                                 (212) 925-2800

                               REOFFER PROSPECTUS

                              SYNERGX SYSTEMS INC.

                          86,322 Shares of Common Stock


     This Reoffer Prospectus relates to an offering by certain employees, officers and directors (the "Selling Stockholders") of Synergx Systems Inc. (the "Company") of an aggregate of up to 86,322 shares of common stock, $.001 par value, of the Company (the "Common Stock"). The Common Stock was previously registered for sale to the Selling Stockholders upon exercise of options issued under the Company's 1997 Non-Qualified Stock Option Plan, pursuant to a registration statement on Form S-8, dated July 22, 2003.

     The Common Stock may be offered from time to time by the Selling Stockholders through ordinary brokerage transactions in the over-the-counter markets, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See "Selling Stockholders" and "Plan of Distribution" and "Use of Proceeds."

     The Company will not receive any proceeds from the registration of the Common Stock. See "Use of Proceeds".


                             ----------------------

               THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE
                OF RISK AND SHOULD NOT BE PURCHASED BY INVESTORS
             WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.
                               SEE "RISK FACTORS."
                           -------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities. They have not determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this Reoffer Prospectus is January 9, 2004

                                TABLE OF CONTENTS

                                   PROSPECTUS

                                                                            Page


ABOUT SYNERGX .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .

RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

FORWARD-LOOKING STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . .

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SELLING SECURITY HOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . .

PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

STATEMENT OF INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . .

WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . . . . . . . . . .

INCORPORATION OF INFORMATION WE FILE WITH THE SEC . . . . . . . . . .

                              ABOUT SYNERGX

     Synergx Systems Inc. formerly known as Firetector inc. ("Synergx" or the "Company") is a Delaware corporation organized in October 1988 to acquire controlling interests in companies engaged in the design, manufacture, distribution, sale and servicing of fire, life safety security, energy management, intercom, audio-video communication and other systems. Reference to Synergx or the Company include operations of each of its subsidiaries except where the context otherwise requires. Synergx's business is conducted through subsidiaries the in New York City metropolitan area and Dallas, Texas.

     Synergx conducts its business in New York principally through Casey Systems Inc., its wholly owned subsidiary located in Long Island, New York ("Casey") and in Texas through General Sound (Texas) Company its wholly owned subsidiary in Dallas, Texas ("General Sound").

Synergx  Products

     Synergx designs, manufactures, markets and sells its own proprietary life safety and communication systems and also engineers, distributes, markets and sells systems and products manufactured by other parties. Synergx's proprietary product line features the COMTRAK 1720 and 2000 Life Safety Systems and the TELTRAK Communications System.

     In 1973, New York City passed Local Law 5 requiring that all office buildings of 100 feet or more be outfitted with smoke detectors, manual and audio communicating systems for life safety and fire reporting purposes. In anticipation of the demand that this legislation would create for equipment and systems employing improved technology and design features, Synergx engaged in extensive research and development which led to its proprietary COMTRAK 1720 Life Safety System which has been installed in scores of buildings since the early 1980's.

     To meet the challenges of more stringent code requirements and a sluggish market for new construction, Synergx developed its new generation proprietary COMTRAK 2000 Life Safety System which utilizes the latest technology to not only meet the current code requirements, and satisfy the "wish list" of current COMTRAK customers, but many likely future code requirements as well. One of the improvements incorporated into the COMTRAK 2000 is a Fire Command Station which offers a color CRT display system along with three sectional displays. These features provide the operator with a wide variety of pertinent information, allowing for quicker response, which is critical in an emergency. In addition, the expanded memory capability of the new Fire Command Station enables a single station to control multi-building projects and permits simplified operation.

     COMTRAK 1720 and 2000 Systems are operating in approximately 100 buildings in New York City. Synergx has approvals from FM Approvals and various New York City agencies for the COMTRAK 1720 and COMTRAK 2000 System. Synergx has contracts or otherwise supports numerous additional buildings featuring third party systems. Casey is strategic partner with Edwards Systems Technology ("EST"), a leading manufacturer of fire and security systems.

     FM Approvals is an independent testing and certification laboratory similar to Underwriters Laboratory. In order for Synergx to sell and maintain their proprietary fire alarm systems, certification from an approved independent testing agency is required. Without this certification, Synergx would not be allowed to produce and maintain its fire systems for its existing customer base, as well as new customers.

     Neither Synergx, nor its officers or directors has any affiliation with FM Approvals.

     TELTRAK   Communications   Systems.  In  the  early  1980s,  Synergx  began
investigating the intercom market and the possibilities of utilizing its computerized multiplex technology for this market. Significant construction of new high-rise housing occurred in the 1970s and 1980s and increased the potential demand for technologically advanced intercom systems. To meet this demand, Synergx developed a micro-processor-based combination intercom and security system using Casey's multiplex technology. The TELTRAK I intercom and security system is capable of a variety of accessory functions in addition to its basic intercom and security function. Synergx added video capabilities to its TELTRAK I technology and created the TELTRAK II, for installation in luxury condominium, cooperative and apartment buildings. Over 16,000 TELTRAK I and II units have been sold. In 1991, the redesigned TELTRAK III intercom/security station was introduced, with enhanced features to expand its use and competitiveness in the face of the reduced market for these products. New features, such as public address, enable important messages to be given to building occupants either locally or by groups in case of emergency.

     Multiplex technology is a term that is used in the industry to define the systems architecture of the Company's equipment. All multiplex technology has basically the same concept with variation for specific equipment.

Other Products

     In the past seven years Synergx has sought to diversify its product lines to establish a greater base to absorb product support, R & D and other overhead and to provide product and customer diversification. To that end, Synergx has augmented its established position in marketing engineered life safety systems (proprietary and third party) by developing a significant business in engineered sound systems for application to a variety of users including hospitals, educational facilities and transit facilities (e.g. subway stations). Synergx has developed a focused unit with a high level of experience to penetrate this niche market with significant success as a substantial portion of Synergx's order position derives from this effect. In addition, Synergx organized new marketing units to focus on marketing, engineering and servicing systems and products manufactured by third parties, particularly national manufacturers. These marketing units are service oriented organizations which focus on close relationships with customers and key suppliers. During the last three years, Synergx has added marketing personnel and new security products from other manufacturers to accelerate its focus into the security market for the sale of products and services in the New York Metropolitan area.

     In 1993, Synergx acquired assets of a company which manufactured and marketed sophisticated products and on-board information and communication systems with applications for municipal transit carriers, long-distance passenger carriers and bus and train builders. Synergx has integrated this operation into its New York division and has to date supplied products to customers such as Bombardier, Nippon Sharyo, Sumitomo, Kawasaki, Motive Power, Siemens, the New York City Transit Authority and AMTRAK. These customers have supplied Synergx's equipment to the Baltimore MTA, the Bi-State Development Agency (St Louis), the Boston MBTA, CONRAIL, the San Diego Trolley, the
Washington Metropolitan Transit Authority (Washington, D.C.), and METRA (Chicago). Recently Synergx began to integrate its on board communication products with products supplied by other manufacturers. These integrated products include electronic signage and automatic announcement systems.

Service

     Synergx continues to put an increasing priority on the development of an integrated and efficient service organization. Sales personnel have been dedicated to securing service contracts and are intensifying efforts to market service to COMTRAK and other Synergx projects coming out of warranty and the renewal of such contracts. To improve efficiencies and productivity. To improve customer service, Synergx maintains an office in New York City which houses its New York service management.

General Sound (Texas) Company

     Synergx conducts business in Texas through its subsidiary, General Sound (Texas) Company, which distributes, services, installs and designs a variety of sound, fire alarm, intercom and security systems in the Dallas/Ft. Worth, Texas area. General Sound concentrates its sales effort on the commercial market and schools. General Sound provides its customers, primarily electrical contractors, with engineered systems, assistance in design, installation support and post-installation service.

     General Sound has non-exclusive distribution agreements for the Dallas/Ft. Worth area with Notifier, Dukane, and other manufacturers. The product mix and dependence on individual suppliers varies from year to year depending on customer requirements and market trends.

Secure 724 LP

     Synergx has recently made a 25% investment in Secure 724 LP a Canadian research, development and marketing group which has developed technology to transmit alarm and other data from a secured site to a command center and to multiple Blackberry wireless handheld devices and/or cellular phones and to transmit commands or programming instructions to a wide variety of building systems. Casey is evaluating methods of integrating this technology into its existing products and systems to offer customers a wireless communication solution.

RePort Business Solutions

     The Company's Board of Directors approved entering in to an agreement to organize a new Ontario limited partnership to acquire and operate the business of RePort Business Solutions ("RePort") in partnership with NSC Holdings Inc. ("NSCH") and Nafund Inc. ("Nafund")

     The agreement is subject to approval by NSHC's bank and completion of definitive documentation. The Company, through a subsidiary, would acquire from Nafund, 25% of the Class B equity units of RePort in consideration of the issuance to Nafund of 150,000 shares of Common Stock. Under the agreement, Nafund will not retain any Class B units, will invest Cdn$125,000 in Class A units and will guaranty up to Cdn$375,000 of NSCH's bank loan.

     RePort  which is  currently  a division of NSCH,  provides  software to the independent international investment counseling, portfolio management and brokerage community. Located in Toronto, Ontario, RePort's software links external or outsourced trading, custodian, broker and bank systems in internal diverse security and asset management systems and contact information systems and electronic filing and documentation systems. RePort will provide these and related back office services to NSCH (which is an investment counselor/money manager) and to other third party investment counselors, money managers, funds and similar entities.

     Two directors of Synergx are directors of Nafund and one is also a director and principal of NSHC. Nafund is a private investment fund based in Toronto, Canada.

     There is no assurance that this transaction will be consummated.

Research and Development

     During the fiscal years ended September 30, 2003 and 2002, Synergx spent approximately $155,000 and $149,000, respectively, for research and development of Synergx's life safety and communication systems.

Customers and Suppliers

     For the fiscal years ended September 30, 2003 and 2002, no customer accounted for more than 10% of Synergx's revenues. One supplier accounted for 11% of Synergx's cost of sales.


                                  RISK FACTORS

     This offering involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this Prospectus before deciding to invest in shares of our common stock.

1. NATURE OF FIRE COMMUNICATION BUSINESS. Our business is dependent in part on our ability to design, produce and/or market equipment and systems which are responsive to market demand and government regulation. We can not be sure that we will identify such market requirements for our systems or will be able to respond quickly enough to retain or improve our market position. Because we obtain components and accessory equipment from other sources of supply, to some extent we will be dependent on these parties to design and manufacture items which can be operated as part of our systems. We do not have and do not expect to obtain patents for our systems because we believe that patents would not provide cost-effective protection due to the dynamic evolving nature of our technology. Instead, we rely on trade secret protection and confidentiality agreements. We have obtained United States trademark registration, but there can be no assurance that competitors will not develop competitive technology substantially similar to or better than our systems, or that competitors may not be able to use a trade name similar to ours, which could result in a loss of sales. Our current business depends on the construction industry in Metropolitan New York and Dallas, Texas, which may be subject to significant downturns from time to time, and a reduced demand for our products and services.

2. DEPENDENCE ON KEY EMPLOYEES. Our business is dependent on a nucleus of expertise provided by a group of key persons in both technical and management positions. The loss of any of these individuals or an inability to recruit persons employed by companies which may be acquired in the future could have a material adverse effect on the conduct of our business.

3. PRODUCT LIABILITY. We are engaged, to a significant degree, in the business of designing, manufacturing, installing, marketing and/or servicing systems to detect and report fires, unauthorized entries and hazardous conditions for the purpose of helping to safeguard lives and property. Should a fire or other calamity occur at a location served by our system, claims alleging that our systems or services contributed to death, personal injury or property damage could be made. Even if such claims are unwarranted, the cost of defending such litigation could adversely affect our financial condition, especially if they exceed our insurance limits.

4. COMPETITION. Our industry is highly competitive and we compete with numerous national, regional and local firms. Certain of these competitors have greater financial and business resources than we do and are better able to respond to the market and regulatory demands and trends described above. We have certain proprietary products and systems. We believe that we can effectively compete with these entities but, there can be no assurance that we will be able to do so.

5. WE MAY NOT BE ABLE  TO  FULLY  REALIZE  THE  REVENUE  VALUE  REPORTED  IN OUR
BACKLOG. We have a backlog of work to be completed on contracts. Backlog develops as a result of new business taken, which represents the revenue value of new project commitments received by us during a given period. Backlog consists of projects which have either (i) not yet been started or (ii) are in progress and are not yet complete. In the latter case, the revenue value reported in backlog is the remaining amount that has not yet been completed. From time to time, projects are cancelled that appeared to have a high certainty of going forward at the time they were recorded as new business taken. In the event of a project cancellation, we may be reimbursed for certain costs but typically have no contractual right to the total revenues reflected in our backlog. If we were to experience significant cancellations or delays of projects in our backlog, our financial condition would be adversely affected.

6. WE DO NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE. We do not intend to pay any cash dividends on our common stock in the foreseeable future. Payment of such cash dividends would, in any event, be prohibited or limited under the terms of our line of credit with Citizens Business Credit Company.

7. THE MARKET PRICE OF OUR COMMON STOCK HAS EXPERIENCED SIGNIFICANT PRICE AND VOLUME FLUCTUATIONS FROM TIME TO TIME. The market price for our common stock and for securities of similar companies have from time to time experienced significant price and volume fluctuations that are unrelated to operating performance. Factors which may affect our market price include: (i) market conditions in the industries in which we operate; (ii) competition; (iii) sales or the possibility of sales of our common stock; (iv) our results of operations and financial condition; and (v) general economic conditions. Furthermore, the stock market has experienced significant price and volume fluctuations unrelated to the operating performance of particular companies. These market fluctuations may also adversely affect the market price of our common stock.

8. COMMERCIAL REAL ESTATE MARKETS AND GOVERNMENT SPENDING. Our business is dependent upon the commercial real estate markets in the New York metropolitan area and Dallas, Texas, as well as government spending in those areas. We market products for new construction, retrofit and other projects and any downturn in any of these areas, including government related projects like schools and transit facilities could adversely affect our financial performance and condition.


     FORWARD-LOOKING STATEMENTS

     Synergx Systems Inc. makes statements in this Prospectus and the documents incorporated by reference that are considered forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of
1934. The Private Securities Litigation Reform Act of 1995 contains the safe harbor provisions that cover these forward-looking statements. We are including this statement for purposes of complying with these safe harbor provisions. We base these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions including, among other things:

     . the continued availability of financing in the amounts, at the times and on the terms required to support our future business;

     .    uncertain market acceptance of our products;

     .    competition; and

     .    reliance on key personnel.

     Words such as "expect," "anticipate," "intend," "plan," "believe," "estimate" and variations of such words and similar expressions are intended to identify such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Because of these risks, uncertainties and assumptions, the forward-looking events discussed or incorporated by reference in this document may not occur.


     USE OF PROCEEDS

     We will not receive any proceeds from the sale of shares of common stock by the selling security holders.

     SELLING STOCKHOLDERS

     The Selling Stockholders are listed below together with the number of shares now owned by each, the number of shares to be offered and the percentage of class to be owned by each after the offering is complete. The Selling Stockholders are executive officers and/or directors of the Company.



                                  Common Shares                                   Common Shares
                                  Beneficially Owned                              Beneficially Owned
                                  Prior to the                  Number of           After the Offering
                                  Offering                      Shares to
                                 ___________________             be Sold         ____________________
                                 Number        Percent           in the       Number of     Percent
                                of Shares      of Class         Offering      Shares        of Class
                               --------       --------         ---------     ---------     --------
Daniel S. Tamkin (1)            255,466        5.46%            19,668        235,798         5.04%
Joseph Vitale                    34,252        nil              32,252          2,000         nil
John A. Poserina (2)             32,334        nil              17,334         15,000         nil
Dennis P. McConnell               8,334        nil               7,334          1,000         nil
Henry Schnurbach                 10,334        nil               9,734            600         nil

(1) Includes 21,668 shares of Common Stock issuable upon exercise of options granted by the Company.

(2) Includes 19,334 shares of Common Stock issuable upon exercise of options granted by the Company.


                              PLAN OF DISTRIBUTION

     The shares being offered by the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be sold from time to time in one or more transactions (which may involve block transactions):

     - on Nasdaq Small Cap Market System or on such other market on which the common stock may from time to time be trading;

     -    in privately-negotiated transactions;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;


     -    through the writing of options on the shares;

     -    short sales;

     -    any combination thereof; or

     -    any other method permitted pursuant to applicable law.

     The sale price to the public may be:

     -    the market price prevailing at the time of sale;
     -    a price related to such prevailing market price;

     -    at negotiated prices; or

     - such other price as the selling stockholder determines from time to time.

     This Prospectus may be used by the individuals and entities listed above and their successors or by any broker-dealer who may participate in sales of the common stock offered herein.

     Certain of the shares may also be sold pursuant to Rule 144. Each selling stockholder has the sole and absolute discretion not to accept any purchase offer or make any sale of shares if the selling stockholder deems the purchase price to be unsatisfactory at any particular time.

     Each selling stockholder or the selling stockholder's respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. No selling stockholder can assure that all or any of the shares offered in this Prospectus will be issued to, or sold by, the selling stockholder. The sellers of the shares offered in this Prospectus, may be deemed "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.

     The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchase and sales of any of the shares by, the selling stockholder or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

     The individuals and entities listed above have agreed to pay the expenses of registering the common stock offered herein, including broker-dealer commissions, discounts or concessions and any legal fees incurred by the individuals and entities listed above in connection with sales of the common stock offered herein. Synergx and the individuals and entities listed above have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.


                                     EXPERTS

     The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-KSB for the year ended September 30, 2003 have been so incorporated in reliance on the report of MARCUM & KLIEGMAN LLP , independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.


                                  LEGAL MATTERS

     Certain legal matters with respect to the validity of the common stock will be passed upon for Synergx by Dolgenos Newman & Cronin LLP, New York, New York.


                          STATEMENT OF INDEMNIFICATION

     The Company's Certificate of Incorporation, as amended, provides that a director will not be personally liable to the Company or its stockholders for monetary damages for the breach of his or her fiduciary duty of care as a director, including breaches which constitute gross negligence. By its terms and in accordance with the Delaware General Corporation Law ("DGCL"), however, this provision does not eliminate or limit the liability of a director of the Company
(i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payments of dividends or unlawful stock repurchases or redemptions) or (iv) for any improper benefit.

     This provision offers persons who serve on our board of directors protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, our ability or our stockholder's ability to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under federal securities laws.

     Section 145 of the Delaware law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. Our By-laws provide that we shall, subject to limited exceptions, indemnify our directors and executive officers to the fullest extent not prohibited by the Delaware Law. Our By-laws provide further that we shall have the power to indemnify our other officers, employees and other agents as set forth in the Delaware law. Such indemnification rights include reimbursement for expenses incurred by such director, executive officer, other officer, employee or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the Delaware law.

     We have entered into agreements with certain of our directors and officers pursuant to which we have agreed to indemnify such directors and officers to the fullest extent permitted under applicable law. In addition, we have purchased insurance containing customary terms and conditions as permitted by law on behalf of its directors and officers, which may cover liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to these provisions, or otherwise, Synergx has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms.

     Statements made in this Prospectus concerning the contents of any contract or other documents are not necessarily complete. With respect to each contract or other document filed as an appendix to the Registration Statement, reference is hereby made to that appendix for a more complete description of the matter involved, and each such statement is hereby qualified in its entirety by such reference.




     INCORPORATION OF INFORMATION WE FILE WITH THE SEC. The SEC allows us to "incorporate by reference" the information we file with them, which means:

     .    incorporated documents are considered part of the Prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update and supersede the Prospectus.

     We are incorporating by reference the documents listed below which were filed with the SEC under the Exchange Act:

     . Annual Report on Form 10-KSB for the year ended September 30, 2003 and documents incorporated by reference in such report;

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of the Prospectus but before the end of the offering:

     .    Reports filed under Sections 13(a) and (c) of the Exchange Act;

     . Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     .    Any reports filed under Section 15(d) of the Exchange Act.

     You may request a copy of these filings, at no cost, by contacting us at the following address or phone number:

           Synergx Systems Inc.
           Attn:  Mr. John A. Poserina
           Chief Financial Officer
           209 Lafayette Drive
           Syosset, NY 11791
           Telephone:(516) 433-4700

     You should rely only on the information incorporated by reference or provided in this Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The selling securityholders will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of these documents.

     This Prospectus is part of a Registration Statement we filed with the SEC (Registration No. 333 - 107231).

                               SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on January 29, 2004.

                              SYNERGX SYSTEMS INC.

                      By:   /s/ DANIEL S. TAMKIN
                            ----------------------------------------
                            Daniel S. Tamkin
                            Chairman and Chief Executive Officer


     POWERS OF ATTORNEY Each person whose signature appears below hereby appoints Daniel S. Tamkin and John A. Poserina and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the SEC, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, necessary or advisable to enable the registrant to comply with the Securities Act and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such changes in this Registration Statement as the aforesaid attorney-in-fact deems appropriate.


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ DANIEL S. TAMKIN                                         January 29, 2004
--------------------------------------
Daniel S. Tamkin
Chairman and Chief Executive Officer
(Principal Executive Officer)


/s/ JOSEPH VITALE                                            January 29, 2004
------------------------------
Joseph Vitale, Director

/s/ JOHN A. POSERINA                                         January 29, 2004
------------------------------
John A. Poserina, Chief Financial Officer,
(Principal Financial Officer and Principal
Accounting Officer), Director

/s/ HENRY SCHNURBACH                                         January 29, 2004
by Daniel S. Tamkin, attorney-in-fact
------------------------------
Henry Schnurbach, Director

/s/ DENNIS P. McCONNELL                                      January 29, 2004
------------------------------
Dennis P. McConnell, Director

/s/ MARK LITWIN                                              January 29, 2004
by Daniel S. Tamkin, attorney-in-fact
------------------------------
Mark Litwin, Director

/s/J. IAN DALRYMPLE                                          January 29, 2004
by Daniel S. Tamkin, attorney-in-fact
------------------------------
J. Ian Dalrymple, Director